UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 14, 2011

TSR, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	0-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (631) 231-0333

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 14, 2011, the Registrant’s Compensation Committee authorized an increase in the base salary payable to Christopher Hughes, the Senior Vice President of the Registrant, to $300,000 per annum for the balance of his employment agreement, which expires on February 28, 2012, an increase in the base salary of Joseph Hughes, the President and Chief Executive Officer of the Registrant, to $500,000 per annum, through the end of the Registrant’s fiscal year ending May 31, 2012 and an increase in the base salary of John Sharkey, the Vice President, Finance of the Registrant, to $200,000 per annum, through the expiration of Mr. Sharkey’s employment agreement on May 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

By:	/s/ John G. Sharkey
	Name:	John G. Sharkey
	Title:	Vice President and Secretary

Date: July 19, 2011